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                          [LETTERHEAD RIVERSIDE BANK]



February 13, 1996



Steven D. Riedel, President
Atrix International, Inc.
14301 Ewing Avenue South
Burnsville, MN 55337

Dear Mr. Riedel:

As you have requested, here are the changes in the terms of the lending arrangement between Atrix International, Inc. and Riverside Bank from the April 25, 1995 documents to the October 25, 1995 documents.

     The maturity date of the Note was extended to October 25, 1996.

     The amount of the Note was increased from $1,000,000 to $1,250,000.

     Advances on eligible accounts was decreased from 85% to 75%.

     Eligible inventory was limited to $350,000 and is now limited to 50% of the outstanding loan balance.

     Cash collateral was decreased from $418,000 to $250,000

All other terms and conditions of the April 25, 1995 agreements between Atrix International, Inc. and Riverside Bank remain the same.

Sincerely,


/s/ Michael T. Zenk
Michael T. Zenk
Senior Vice President


                          [LETTERHEAD RIVERSIDE BANK]